CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in this Post-Effective Amendment No. 163 to Registration Statement No. 333-174332 on Form N-1A of our report dated December 17, 2018, relating to the financial statements and financial highlights of First Trust North American Energy Infrastructure Fund and First Trust Strategic Income ETF, our report dated December 21, 2018, relating to the financial statements and financial highlights of First Trust Tactical High Yield ETF, First Trust Enhanced Short Maturity ETF, First Trust Low Duration Opportunities ETF, First Trust SSI Strategic Convertible Securities ETF, First Trust Heitman Global Prime Real Estate ETF, and our report dated December 26, 2018, relating to the financial statements and financial highlights of First Trust Senior Loan Fund, appearing in the Annual Reports on Form N-CSR for First Trust Exchange-Traded Fund IV as of and for the year ended October 31, 2018, and to the references to us under the headings "Financial Highlights" in the Prospectuses and "Information for Investors in the United Kingdom", "AIFM Directive Disclosures", "Miscellaneous Information", and "Financial Statements" in the Statements of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Chicago, Illinois
February 27, 2019